Exhibit (a)(3)

                             ARTICLES OF AMENDMENT

                          AB FIXED-INCOME SHARES, INC.

            AB Fixed-Income Shares, Inc., a Maryland corporation (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The charter of the Corporation is hereby amended to change the designation of the series and class of common stock of the Corporation as set forth below:

          Current Designation                    New Designation
          -------------------                    ---------------

       Government STIF Portfolio        AB Government Money Market Portfolio
             Common Stock                      Class AB Common Stock

            SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

            THIRD: This amendment to the charter of the Corporation will be effective on May 30, 2016, as permitted by the Maryland General Corporation Law.

            IN WITNESS WHEREOF, AB Fixed-Income Shares, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Assistant Secretary, this 23rd day of May, 2016. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties for perjury.


                                                 AB FIXED-INCOME SHARES, INC.



                                                 By:/s/ Robert M. Keith
                                                    -------------------
                                                     Robert M. Keith
                                                     President

ATTEST:

/s/ Stephen J. Laffey
---------------------
Stephen J. Laffey
Assistant Secretary